Exhibit - 11.1
                     Computation of Earnings Per Share Data



      The following formulas were used to calculate the earnings per share data shown in the Consolidated Statements of Income and Retained Earnings for the three months and six months ended June 30, 1996 and June 30, 1995 included in this Report.



                                   Calculation

Three Months Ended
- ------------------

June 30, 1996       Net Income         Net Income        = $  618,000  = $ .10
                    per common   -----------------------   ----------
                    share        Weighted average shares    5,986,923
                                 of Common Stock for the
                                 period



June 30, 1995       Net Income         Net Income        = $2,513,000  = $ .36
                    per common   -----------------------   ----------
                    share        Weighted average shares    6,951,693
                                 of Common Stock for the
                                 period


Six Months Ended
- ----------------

June 30, 1996       Net Income         Net Income        = $  631,000  = $ .10
                    per common   -----------------------   ----------
                    share        Weighted average shares    6,060,658
                                 of Common Stock for the
                                 period



June 30, 1995       Net Income         Net Income        = $4,708,000  = $ .67
                    per common   -----------------------   ----------
                    share        Weighted average shares    7,021,527
                                 of Common Stock for the
                                 period




For purposes of calculating earnings per share, there were 5,986,923 and 6,060,658 weighted average shares of common stock outstanding during the three months and six months ended June 30, 1996 and 6,951,693 and 7,021,527 weighted average shares of common stock outstanding during the three months and six months ended June 30, 1995. The effect of the Company's stock option plans was anti-dilutive for all periods presented.